Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

225 Liberty Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

PRECISION DRILLING CORPORATION

(Exact name of obligor as specified in its charter)

Alberta, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

800, 525 – 8th Avenue S.W. Calgary, Alberta, Canada	T2P 1G1
(Address of principal executive offices)	(Zip code)

SEE TABLE OF ADDITIONAL OBLIGORS

7.750% Senior Notes due 2023

Guarantees of 7.750% Senior Notes due 2023

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

Exact Name of Obligor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Addresses of Principal Executive Offices
DI Energy, Inc.	Texas	74-2175411	10350 Richmond Avenue, Suite 700 Houston, TX 77042

DI/Perfensa Inc.	Texas	76-0378440	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Grey Wolf International, Inc.	Texas	76-0000351	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Grey Wolf International Drilling Corporation	Canada	Not Applicable	800, 525-8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1

Murco Drilling Corporation	Delaware	72-0512163	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Completion & Production Services Ltd.	Delaware	98-0679637	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Directional Services, Inc.	Texas	45-0603611	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Diversified Oilfield Services Corp.	Alberta, Canada	Not Applicable	800, 525-8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1

Precision Drilling Canada Limited Partnership	Alberta, Canada	Not Applicable	800, 525-8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1

Precision Employment Services Corp.	Alberta, Canada	Not Applicable	800, 525-8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1

Precision Drilling Company LP	Texas	76-0590999	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Drilling Holdings Company	Nevada	74-1987143	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Drilling, Inc.	Delaware	26-4435759	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Exact Name of Obligor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Addresses of Principal Executive Offices
Precision Drilling LLC	Louisiana	72-1433406	10350 Richmond Avenue, Suite 700 Houston, TX 77042

PD Supply Inc.	Texas	27-0185992	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Drilling (US) Corporation	Texas	26-3638348	10350 Richmond Avenue, Suite 700 Houston, TX 77042

Precision Limited Partnership	Alberta, Canada	Not Applicable	800, 525-8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1

Precision Directional Services Ltd.	Alberta, Canada	Not Applicable	800, 525-8th Avenue, S.W. Calgary, Alberta, Canada T2P 1G1

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1417

Federal Reserve Bank of New York	33 Liberty Street New York, NY 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429 3501 N. Fairfax Drive Arlington, VA 22226

The Clearing House Association, L.L.C.	450 West 33rd Street New York, NY 10001

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If any of the obligors is an affiliate of the trustee, describe each such affiliation.

None.

3-15.	Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of The Bank of New York Mellon’s knowledge, the obligors are not in default on any securities issued under indentures under which The Bank of New York Mellon acts as trustee and the trustee is not a foreign trustee as provided under Item 15.

16.	List of Exhibits.

The following exhibits are to be filed as a part of the statement of eligibility of The Bank of New York Mellon. Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York and formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	A copy of the existing By-Laws of the trustee.

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 1st day of May 2017.

THE BANK OF NEW YORK MELLON

By:	/s/ Catherine F. Donohue

Catherine F. Donohue

Vice President

EXHIBIT 4

BY-LAWS

of

The Bank of New York Mellon

As amended and Restated through October 14, 2014

Table of Contents

(Continued)

BY-LAWS

of

The Bank of New York Mellon

As amended and Restated through October 14, 2014

ARTICLE I

STOCKHOLDERS

SECTION 1.1. Annual Meeting. The annual meeting of stockholders of The Bank of New York Mellon (hereinafter called the Bank) for the election of directors and the transaction of such other business as properly may be brought before such meeting shall be held within each calendar year at the principal office of the Bank, or such other place as shall be specified in the notice of such meeting, on such day and at such hour as may be fixed by the Board of Directors (hereinafter called the Board).

SECTION 1.2. Special Meetings. Special meetings of the stockholders of the Bank (hereinafter called the stockholders) may be called by the Board, the Executive Chairman of the Board, the Chief Executive Officer or the President and shall be called upon the written request of the holders of record of a majority of the outstanding shares of stock of the Bank entitled to vote at the meeting requested to be called. Such meetings of stockholders shall be held on such day and at such hour and at such place, within or without the State of New York, as may be fixed by the Board.

SECTION 1.3. Notice of Meetings. Notice of each meeting of stockholders shall be given in writing, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting, and shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to have been given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders.

Notwithstanding the foregoing, notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

SECTION 1.4. Quorum of Stockholders. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business. At all meetings of stockholders, a quorum being present, all matters, except as otherwise provided by law or the Organization Certificate of the Bank, shall be authorized by a majority of the votes cast at the meeting by the stockholders present in person or by proxy and entitled to vote thereon. The stockholders present may adjourn the meeting despite the absence of a quorum.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.1. Number of Directors. The business of the Bank shall be managed by the Board of Directors (the “Board”) which shall consist of such number of directors, within the minimum and maximum limits prescribed in the Organization Certificate of the Bank, as from time-to-time shall be determined by the vote of a majority of the directors then in office or by the stockholders. In the event of any increase in the number of directors, additional directors shall be elected in the manner herein prescribed for the filling of vacancies. No decrease in the number of directors shall shorten the term of any incumbent director. All directors must possess such qualifications as to stock ownership, citizenship, residence and age as are prescribed by the Banking Law. Directors shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified.

SECTION 2.2. Eligibility. No person shall be eligible for election or reelection as a member of the Board who shall have attained the age of seventy-five years.

SECTION 2.3. Meetings of the Board. An annual meeting of the Board shall be held in each year within fifteen days after the annual meeting of ‘stockholders. Regular meetings of the Board shall be held on such day and at such hour as the directors may fix from time-to-time, and no notice thereof need be given. In case any date for a meeting shall fall on a public holiday, such meeting shall be held on the next succeeding business day. Special meetings of the Board may be held at any time upon the call of the Executive Chairman of the Board or the Chief Executive Officer or, in their absence, a principal executive officer and shall be called upon the written request of any two directors.

Meetings of the Board shall be held at such places within or without the State of New York as may be fixed by the Board. If no place is so fixed, meetings of the Board shall be held at the principal office of the Bank in the City of New York.

Notices of the annual and special meetings of the Board shall be given by delivery, mail, telegraph, facsimile, e-mail, radio or cable to each director at his usual place of business or residence address not later than noon, New York time, on the third day prior to the day on which the meeting is to be held or, if given personally or by telephone, not later than noon, New York time, on the day before the day on which the meeting is to be held.

Notice of a meeting of the Board need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Except for announcement at the meeting, notice of the time and place of any adjourned meeting need not be given.

Members of the Board may participate in a meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 2.4. Quorum of Directors and Action by the Board. One-third of the entire Board, but in no case less than five directors, shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Organization Certificate of the Bank or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is then present, shall be the act of the Board.

SECTION 2.5. Removal of Directors. Any one or more of the directors may be removed for cause by action of the Board. Any or all of the directors may be removed with or without cause by vote of the stockholders.

SECTION 2.6. Vacancies. All vacancies in the office of director shall be filled by election by the stockholders, except that vacancies not exceeding one-third of the entire Board may be filled by the affirmative vote of a majority of the directors in office and the directors so elected shall hold office for the balance of the unexpired term.

SECTION 2.7. Compensation. Members of the Board, except members who are officers of The Bank of New York Mellon Corporation or any of its subsidiaries, shall be entitled to receive such compensation and such fees for attendance as the Board shall fix from time-to-time.

SECTION 2.8. Minutes. Regular minutes of the proceedings of the Board shall be kept in books to be provided for that purpose which shall always be open for the inspection of any director.

SECTION 2.9. Reports. At each regular meeting of the Board there shall be submitted a report of the concerns and business of the Bank, including such reports as shall be required by law or by regulation of the authorities having jurisdiction over the Bank.

SECTION 2.10. Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, to the extent permitted by law and regulation, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing and such consent is filed with the minutes of the proceedings of the Board or such committee.

ARTICLE III

EXECUTIVE COMMITTEE

SECTION 3.1. Membership. The Board, by resolution adopted by a majority of the entire Board at its annual meeting, shall designate from among its members an Executive Committee, consisting of not less than five directors, which shall have all the authority of the Board, except as may be otherwise provided by law.

Vacancies in the Executive Committee shall be filled by the Board. The Board may designate one or more directors as alternate members of the Executive Committee who may replace any absent member or members at any meeting of such committee.

SECTION 3.2. Time and Place of Meetings. There shall be meetings of the Executive Committee at the principal office of the Bank, on such day, at such hour and at such place as the Committee may fix from time-to-time, and no notice thereof need be given.

SECTION 3.3. Special Meetings. Special meetings of the Executive Committee may be called at any time by the Executive Chairman of the Board or the Chief Executive Officer or, in their absence, a principal executive officer and shall be called upon the written request of any two members of the Committee. Notice of such meetings shall be given or waived as provided in Article II for special meetings of the Board.

SECTION 3.4. Quorum. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business. Members of the Executive Committee may participate in a meeting of the Executive Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

SECTION 3.5. Compensation. The members of the Executive Committee, other than officers of The Bank of New York Mellon Corporation or any of its subsidiaries, shall receive such compensation and fees as the Board may determine from time-to-time.

SECTION 3.6. Minutes. Regular minutes of the proceedings of the Executive Committee shall be kept in books to be provided for that purpose which shall always be open for the inspection of any director. Minutes of the meetings of the Executive Committee since the previous meeting of the Board shall be submitted at the next regular monthly meeting of the Board.

SECTION 3.7. Reports. At each meeting of the Executive Committee there shall be submitted a report of the concerns and business of the Bank, including such reports as shall be required by law or by regulation of the authorities having jurisdiction over the Bank.

ARTICLE IV

OTHER COMMITTEES

SECTION 4.1. Examining Committee. The Board shall appoint an Examining Committee of not less than three of its members, none of whom shall be an officer of The Bank of New York Mellon Corporation or any of its subsidiaries, who shall hold office at the pleasure of the Board. The Committee shall conduct examinations of the affairs of the Bank as required by the Banking Law or as directed by the Board and shall have supervision over the activities of the Auditor. The Committee also shall review the examinations of the Bank made by the regulatory authorities and report to the Board its recommendations with respect thereto.

SECTION 4.2. Other Committees of Directors, Officers and/or Other Persons. The Board may appoint, or authorize the Executive Chairman or the Chief Executive Officer or, in their absence, a principal executive officer to appoint, from time-to-time, such other committees consisting of directors, officers and/or other persons and having such powers, duties and functions in or relating to the business and affairs of the Bank as the Board may determine. Each such committee and each member thereof shall serve at the pleasure of the Board and, in the case of any committee appointed by the Executive Chairman, the Chief Executive Officer or a principal executive officer, at the pleasure of the Executive Chairman or of the Chief Executive Officer or, in their absence, of a principal executive officer. A majority of all members of any such committee may determine the rules of order and procedure of such committee and the time and place of its meetings, unless the Board, or, in the case of any committee appointed by the Executive Chairman, the Chief Executive Officer or a principal executive officer, the Executive Chairman or the Chief Executive Officer or, in their absence, a principal executive officer, shall otherwise provide.

SECTION 4.3. Compensation. Members of committees, other than officers of The Bank of New York Mellon Corporation or any of its subsidiaries, shall be paid such compensation and such other fees for attendance at meetings as the Board shall determine from time-to-time.

SECTION 4.4. Manner of Acting. Members of the Examining Committee or other committees of directors, officers and/or other persons appointed by the Board may participate in a meeting of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE V

OFFICERS

SECTION 5.1. Principal Executive Officers. The Board at its annual meeting shall elect from its number an Executive Chairman of the Board (hereinafter called the Executive Chairman), who shall serve also as Chairman of the Executive Committee, a Chief Executive Officer, and a President. The Board may designate the Chief Executive Officer or the President, or one of the persons holding titles provided in Section 5.2, to act as and carry the additional title of Chief Operating Officer. Officers elected pursuant to this Section 5.1 shall hold office during the pleasure of the Board, which may fill any vacancy and change the designation of the Chief Operating Officer at any regular or special meeting. Officers elected under this section may be removed with or without cause by the Board.

SECTION 5.2. Senior Executive Officers. The Board or the Executive Committee shall elect one or more senior executive officers, any of whom may be designated Vice Chairman of the Board, or Senior Executive Vice President and may elect such other officers with such titles as may be specified upon election. The order of seniority shall be determined by the Chief Executive Officer with the approval of the Board or the Executive Committee. Senior executive officers elected under this section may be removed with or without cause by the Board.

SECTION 5.3. Other Senior Officers. The Board or the Executive Committee shall elect a Secretary; a Treasurer; a Comptroller; a Chief Auditor; and such other officers with such titles as may be specified upon election. The order of seniority shall be determined by the Chief Executive Officer with the approval of the Board or the Executive Committee. The Chief Executive Officer or, in his absence, a principal executive officer, may remove any of the officers elected under this section with or without cause with the approval of the Board or the Executive Committee.

SECTION 5.4. Appointed Officers. Officers of the Bank carrying titles set forth in this section may be appointed and removed with or without cause by the Chief Executive Officer or, in his absence, by a principal executive officer. Such officers may include one or more Executive Vice Presidents; one or more Managing Directors; one or more Directors; one or more Senior Vice Presidents; one or more First Vice Presidents; one or more Vice Presidents; one or more Senior Associates; one or more Associates; and such other officers with such titles as may be specified upon appointment.

SECTION 5.5. Bonds. The Board may require any or all officers or employees to give bonds from time-to-time.

SECTION 5.6. General Supervisory Powers. The Chief Executive Officer or, in his absence, a principal executive officer, shall have general supervision of the policies and operations of the Bank which shall in every case be subject to the direction and control of the Board.

SECTION 5.7. Executive Officers. The principal executive officers, the senior executive officers and Executive Vice Presidents shall participate in the supervision of the policies and operations of the Bank as directed by the Chief Executive Officer. In his absence a principal executive officer, or a senior executive officer in the order of seniority determined by the Chief Executive Officer as provided in Section 5.2, shall have general supervision of such policies and operations.

SECTION 5.8. Senior Vice Presidents, Managing Directors, Directors, First Vice Presidents and Vice Presidents. Senior Vice Presidents, Managing Directors, Directors, First Vice Presidents and Vice Presidents shall participate in the supervision of operations of the Bank as directed by the Chief Executive Officer. They shall perform such other duties as shall be assigned to them by the Board, the Chief Executive Officer or an executive officer.

SECTION 5.9. Secretary. The Secretary shall keep the minutes of all meetings of the Board and of the Executive Committee; shall attend to the giving of such notices of meetings as may be required by these By-laws and shall perform all the duties assigned to him or her by the Board or the Chief Executive Officer and in general those duties incident to the office of Secretary. He or she shall have custody of the corporate seal and shall have authority to affix the same to any documents requiring such seal and to attest the same. In the absence of the Secretary, an Assistant Secretary shall act in his or her stead.

SECTION 5.10. Treasurer. The Treasurer shall have the care and custody of all moneys, funds and other property of the Bank which may come into his or her hands and shall perform such other duties as may be assigned to him or her from time-to-time by the Board or the Chief Executive Officer.

SECTION 5.11. Comptroller. The Comptroller shall exercise general supervision over, and be responsible for, all matters pertaining to the accounting and bookkeeping of the Bank. He or she shall keep the permanent records of property and indebtedness and of all transactions bearing on the financial affairs of the Bank. The Comptroller shall perform such additional duties as shall be assigned to him or her by the Board or the Chief Executive Officer. He shall at any time on the request of any three directors report to the Board or the Executive Committee such matters concerning the affairs of the Bank as, in his, her or their judgment, should be brought to the attention of the directors.

SECTION 5.12. Auditor. The Auditor shall report, through the Examining Committee, to the Board. He or she shall be responsible for the planning and direction of the internal auditing function and the evaluation of the internal control safeguards of the Bank. He or she shall perform such additional duties as shall be assigned by the Board, the Examining Committee or the Chief Executive Officer.

SECTION 5.13. Other Officers. All officers whose duties are not described by these By-laws shall perform such duties as may be designated by the Chief Executive Officer or any officer authorized by him or her to do so.

ARTICLE VI

SIGNING AUTHORITIES

SECTION 6.1 [Intentionally Omitted]

SECTION 6.2 Senior Signing Powers. The Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Bank in all transactions arising out of, or in connection with, the normal course of the Bank’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Bank thereto. In such instances as in the judgment of the Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing, including email and other forms of electronic communication or approval, from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Bank authorized in or pursuant to Section 6.3 to have any of the powers set forth therein, other than the officer signing pursuant to this Section 6.2, is authorized to attest to the seal of the Bank on any documents requiring such seal.

SECTION 6.3. Limited Signing Powers. In such instances as in the judgment of the Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing, including email and other forms of electronic communication or approval, from time to time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Bank to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

SECTION 6.4 Powers of Attorney. All powers of attorney on behalf of the Bank shall be executed by any officer of the Bank jointly with the Chief Executive Officer, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President, any Managing Director, or any Director provided that the execution by such Senior Vice President, Managing

Director or Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors and, at foreign branches only, by any two officers provided one of such officers is the Branch Manager.

SECTION 6.5. Auditor. The Chief Auditor or any officer designated by the Chief Auditor is authorized to certify in the name of, or on behalf of the Bank, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

ARTICLE VII

INDEMNIFICATION

SECTION 7.1. Indemnification. Any person made, or threatened to be made, a party to any action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director, trustee, officer or employee of the Bank or serves or served any other corporation in any capacity, at the request of the Bank, shall be indemnified by the Bank and the Bank may advance his related expenses, to the full extent permitted by law. For purposes of this Article VII, the Bank may consider the term “Bank” to include any corporation which has been merged or consolidated into the Bank or of which the Bank has acquired all or substantially all the assets in a transaction requiring authorization by the shareholders of the corporation whose assets were acquired.

SECTION 7.2. Other Indemnification. The foregoing provisions of this Article VII shall apply in respect of all alleged or actual causes of action accrued before, on or after September 1, 1964, except that, as to any such cause of action which accrued before such date, the Bank may provide, and any person concerned shall be entitled to, indemnification under and pursuant to any statutory provision or principle of common law in effect prior to such date, all to the extent permitted by law.

ARTICLE VIII

CAPITAL STOCK

SECTION 8.1. Certificates of Stock. Certificates of stock shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may bear the seal of the Bank. The signatures and the seal may be facsimile to the extent permitted by law. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he were such officer at the date of issue.

SECTION 8.2. Transfer of Certificates. Separate books of transfer shall be kept in which transfers of shares of stock shall be entered by the person entitled to make such transfer or his attorney-in-fact, upon surrender of the certificate for the shares to be transferred in proper form for such transfer.

SECTION 8.3. New Certificates. No new certificate shall be issued until the former certificate is cancelled except when a certificate is lost or destroyed a new certificate may be issued on such terms as the Board may prescribe.

ARTICLE IX

CORPORATE SEAL

SECTION 9.1. The Seal. The Board shall provide a corporate seal for the Bank which may be affixed to any document, certificate or paper and attested by such individuals as provided by these By-laws or as the Board may from time-to-time determine.

ARTICLE X

AMENDMENT OF BY-LAWS

SECTION 10.1. Procedure for Amendments. By-laws of the Bank may be adopted, amended or repealed by vote of the stockholders entitled to vote in any election of directors. By-laws may also be adopted, amended or repealed by a majority of all the directors then in office. Any By-law adopted by the Board may be amended or repealed by the stockholders entitled to vote thereon as hereinabove provided. If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

I,                    Secretary of The Bank of New York Mellon, New York, N.Y. 10286, do hereby certify that the foregoing is a complete, true and correct copy of the By-laws of The Bank of New York Mellon, and that the same are in full force and effect at this date.

Secretary

Dated:

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 225 Liberty Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2016, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,245,000
Interest-bearing balances	69,260,000
Securities:
Held-to-maturity securities	39,852,000
Available-for-sale securities	68,602,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	14,616,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	33,868,000
LESS: Allowance for loan and lease losses	143,000
Loans and leases, net of unearned income and allowance	33,725,000
Trading assets	3,439,000
Premises and fixed assets (including capitalized leases)	1,053,000
Other real estate owned	4,000
Investments in unconsolidated subsidiaries and associated companies	515,000
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	6,244,000
Other intangible assets	927,000
Other assets	15,094,000

Total assets	257,576,000

LIABILITIES
Deposits:
In domestic offices	110,284,000
Noninterest-bearing	69,903,000
Interest-bearing	40,381,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	102,533,000
Noninterest-bearing	7,872,000
Interest-bearing	94,661,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	152,000
Securities sold under agreements to repurchase	2,392,000
Trading liabilities	3,747,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	7,066,000
Not applicable
Not applicable
Subordinated notes and debentures	515,000
Other liabilities	6,489,000

Total liabilities	233,178,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,516,000
Retained earnings	14,417,000
Accumulated other comprehensive income	-2,020,000
Other equity capital components	0
Total bank equity capital	24,048,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	24,398,000

Total liabilities and equity capital	257,576,000

I, Thomas P. Gibbons, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas P. Gibbons,

Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Gerald L. Hassell Catherine A. Rein Joseph J. Echevarria	Directors